J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C4


                                                                    EXHIBIT 99.1
                                                                     PAGE 1 OF 2


ITEM 12. Security Ownership of Certain Beneficial Owners and Management

As of December 31, 1998, the following persons were known to the Registrant to be the registered owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

   TITLE            NAME AND ADDRESS               AMOUNT OF BENEFICIAL
  OF CLASS        OF HOLDERS OF RECORD        OWNERSHIP (ORIGINAL PRINCIPAL)     % CLASS
  --------        --------------------        ------------------------------     -------

Class A-1     Cede & Co.                              $40,000,000.00               100%
              55 Water Street
              New York, NY  10041

Class A-2     Cede & Co.                             $100,124,000.00               100%
              55 Water Street
              New York, NY  10041

Class A-3     Cede & Co.                             $138,659,000.00               100%
              55 Water Street
              New York, NY  10041

Class B       Cede & Co.                              $24,419,000.00               100%
              55 Water Street
              New York, NY  10041

Class C       Cede & Co.                              $22,384,000.00               100%
              55 Water Street
              New York, NY  10041

Class D       Cede & Co.                              $20,349,000.00               100%
              55 Water Street
              New York, NY  10041

Class E       Cede & Co.                              $6,104,000.00                100%
              55 Water Street
              New York, NY  10041

Class F       Cede & Co.                              $26,454,000.00               100%
              55 Water Street
              New York, NY  10041

Class G       Cede & Co.                              $16,279,000.00               100%
              55 Water Street
              New York, NY  10041

Class NR      Cede & Co.                              $12,213,353.00               100%
              55 Water Street
              New York, NY  10041

Class X       Cede & Co.                             $406,985,353.00               100%
              55 Water Street
              New York, NY  10041

C.lass R-I    Ailesbury Finance LLC                        -0-                     100%
              1912 Capitol Avenue, Suite 406
              Cheyenne, WY  82001
              Attn:  Thomas N. Long

Class R-II    Ailesbury Finance LLC                        -0-                     100%
              1912 Capitol Avenue, Suite 406
              Cheyenne, WY  82001
              Attn:  Thomas N. Long

Class R-III   Ailesbury Finance LLC                        -0-                     100%
              1912 Capitol Avenue, Suite 406
              Cheyenne, WY  82001
              Attn:  Thomas N. Long